Calculation of Filing Fee Tables
S-3
Chubb Ltd
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Chubb Limited	457(r)				0.0001531
Fees to be Paid	2	Equity	Warrants to Purchase Common Shares of Chubb Limited	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities of Chubb INA Holdings LLC	457(r)				0.0001531
Fees to be Paid	4	Equity	Preferred Securities of ACE Capital Trust III	457(r)				0.0001531
Fees to be Paid	5	Equity	Preferred Securities of ACE Capital Trust IV	457(r)				0.0001531
Fees to be Paid	6	Other	Guarantees of Debt Securities of Chubb INA Holdings LLC by Chubb Limited	457(r)				0.0001531
Fees to be Paid	7	Other	Guarantees of Preferred Securities of ACE Capital Trust III by Chubb Limited	457(r)				0.0001531
Fees to be Paid	8	Other	Guarantees of Preferred Securities of ACE Capital Trust IV by Chubb Limited	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) An indeterminate number or amount of common shares of Chubb Limited as may from time to time be issued at indeterminate prices. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee and will pay the registration fee on a "pay-as-you-go" basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (b) Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares that are issued by Chubb Limited upon conversion or exchange of debt securities registered under this registration statement. (c) The common shares are registered shares of Chubb Limited, par value CHF 0.50 per share. Includes shares issued out of the capital band and/or conditional share capital. Includes the presently indeterminate number of common shares as may be issued by Chubb Limited under its Articles of Association at the time of issuance (i) upon conversion of or exchange for any debt securities that provide for conversion or exchange into common shares or (ii) upon exercise of warrants to purchase common shares.

[2]	An indeterminate number or amount of warrants of Chubb Limited as may from time to time be issued at indeterminate prices. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee and will pay the registration fee on a "pay-as-you-go" basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(a) An indeterminate amount of debt securities, which may be senior or subordinated, of Chubb INA Holdings LLC as may from time to time be issued at indeterminate prices. Certain debt securities of Chubb INA Holdings LLC may be issued and sold to either or both of ACE Capital Trust III or ACE Capital Trust IV (together, the "Chubb Trusts" and each a "Chubb Trust") in connection with the issuance of preferred securities by either or both of the Chubb Trusts, in which event, these debt securities may later be distributed to the holders of the applicable preferred securities upon a dissolution of ACE Capital Trust III and/or ACE Capital Trust IV and the distribution of a Chubb Trust's assets. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee and will pay the registration fee on a "pay-as-you-go" basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (b) Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for debt securities that are issued by Chubb INA Holdings LLC upon conversion or exchange of debt securities registered under this registration statement.

[4]	(a) An indeterminate number or amount of preferred securities of ACE Capital Trust III as may from time to time be issued at indeterminate prices. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee and will pay the registration fee on a "pay-as-you-go" basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[5]	(a) An indeterminate number or amount of preferred securities of ACE Capital Trust IV as may from time to time be issued at indeterminate prices. Securities registered, referred to as the offered securities, may be sold separately, together or as units with other offered securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee and will pay the registration fee on a "pay-as-you-go" basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[6]	(a) No separate consideration will be received for the guarantees of the debt securities issued by Chubb INA Holdings LLC. Pursuant to Rule 457(n), no separate registration fee with be paid in respect to such guarantees.

[7]	(a) No separate consideration will be received for the guarantees of the preferred securities issued by ACE Capital Trust III. The guarantees include the rights of holders of the preferred securities under the guarantees and backup undertakings, comprised of obligations of Chubb Limited under the Chubb INA subordinated indenture and any supplemental indentures thereto and under the applicable trust agreement to provide indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of, each of ACE Capital Trust III, each as described in this registration statement. All obligations under the applicable trust agreement, including indemnity obligations, are included in the back-up undertakings. Pursuant to Rule 457(n), no separate registration fee with be paid in respect to such guarantees.

[8]	(a) No separate consideration will be received for the guarantees of the preferred securities issued by ACE Capital Trust IV. The guarantees include the rights of holders of the preferred securities under the guarantees and backup undertakings, comprised of obligations of Chubb Limited under the Chubb INA subordinated indenture and any supplemental indentures thereto and under the applicable trust agreement to provide indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of, each of ACE Capital Trust IV, each as described in this registration statement. All obligations under the applicable trust agreement, including indemnity obligations, are included in the back-up undertakings. Pursuant to Rule 457(n), no separate registration fee with be paid in respect to such guarantees.